QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 15, 2012 with respect to the consolidated financial statements and schedule of American Realty Capital Trust, Inc. and subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, which is included in Realty Income Corporation's Current Report on Form 8-K filed on October 1, 2012, which is incorporated by reference in Realty Income Corporation's Current Report on Form 8-K filed on February 11, 2013, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 21, 2013

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM